                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 29, 2001




                           ONYX Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)



      Delaware                       0-28298                     94-3154463
(State of jurisdiction)       (Commission File No.)             (IRS Employer
                                                             Identification No.)



                               3031 Research Drive
                               Richmond, CA 94806
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (510) 222-9700

Item 5.  Other Events

On January 29, 2001 we announced that we had entered into a strategic process development and manufacturing relationship with XOMA (US) LLC, a Delaware limited liability company (Nasdaq: XOMA) of Berkeley, California. Under the terms of the multiyear agreement, XOMA will develop a large-scale process and will manufacture CI-1042 for clinical trials and large-scale production. In return, we will provide XOMA with an upfront payment; support for development efforts on the process scale-up and production of bulk drug materials; and milestone payments associated with attainment of large-scale production.

The terms and conditions of the relationship with Xoma are set forth in the Process Development and Manufacturing Agreement dated January 29, 2001, attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release issued by Onyx, dated January 29, 2001, entitled "Onyx and XOMA Announce Strategic Process Development and Manufacturing Agreement" is attached as Exhibit C to Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

EXHIBIT
NUMBER            DESCRIPTION

99.1*             Process Development and Manufacturing Agreement between XOMA
                  (US) LLC and Onyx Pharmaceuticals, Inc., dated January 29, 2001.


*Confidential treatment requested.




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


SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ONYX Pharmaceuticals, Inc.



Dated:   February 22, 2001          By: /s/ HOLLINGS C. RENTON
                                        ----------------------------------------
                                            Hollings C. Renton
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer



Dated:   February 22, 2001          By: /s/ MARILYN WORTZMAN
                                        ----------------------------------------
                                            Marilyn Wortzman
                                            Controller





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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION

99.1*             Process Development and Manufacturing Agreement between XOMA
                  (US) LLC and Onyx Pharmaceuticals, Inc., dated January 29, 2001.


*Confidential treatment requested.




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